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                                                                  Exhibit 8(mmm)

                                  AMENDMENT TO

                              JANUS INVESTMENT FUND

                            ADMINISTRATION AGREEMENT

                       JANUS GOVERNMENT MONEY MARKET FUND


         THIS AMENDMENT is made this 14th day of June, 2006, between JANUS INVESTMENT FUND, a Massachusetts business trust (the "Trust") and JANUS CAPITAL MANAGEMENT LLC, a Delaware limited liability company ("JCM").

                                   WITNESSETH:

         WHEREAS, JCM and the Trust, on behalf of Janus Government Money Market Fund, are parties to an Administration Agreement dated July 1, 1997 (the "Agreement");

         WHEREAS, the parties desire to amend the Agreement as set forth in greater detail below;

         WHEREAS, pursuant to Section 9 of the Agreement, the Agreement may be amended by the parties only if such amendment is in writing and signed by the parties to the Agreement; and

         WHEREAS, the effective date of the termination of the Agreement has been changed to February 1, 2007;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth below, the parties agree to amend the Agreement as follows:

         1. Section 8 of the Agreement shall be deleted in its entirety and replaced with the following:

                  "8. Term. This Agreement shall continue in effect until February 1, 2007, and for successive annual periods thereafter unless sooner terminated in accordance with Section 7 hereof."

         2. The parties acknowledge that the Agreement, as amended, remains in full force and effect as of the date of this Amendment, and that this Amendment, together with the Agreement, contains the entire understanding and the full and complete agreement of the parties and supercedes and replaces any prior understandings and agreements among the parties respecting the subject matter hereof.

         3. This Amendment may be contemporaneously executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.



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         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.


                                    JANUS CAPITAL MANAGEMENT LLC



                                    By: /s/ David R. Martin
                                        ----------------------------------------
                                        David R. Martin, Chief Financial Officer
                                        and Executive Vice President



                                    JANUS INVESTMENT FUND



                                    By: /s/ Stephanie Grauerholz-Lofton
                                        ----------------------------------------
                                        Stephanie Grauerholz-Lofton,
                                        Vice President and Secretary



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